EXHIBIT 10.10








                               GENERAL MILLS, INC.

                1996 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS








                        As Amended Through June 28, 1999

                               GENERAL MILLS, INC.
                1996 COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

                                     PART I

                               GENERAL PROVISIONS

A.   PURPOSE

     The purpose of the General Mills, Inc. 1996 Compensation Plan for Non-Employee Directors (the "Plan") is to provide a compensation program which will attract and retain qualified individuals not employed by General Mills, Inc. or its subsidiaries (the "Company") to serve on the Board of Directors of the Company (the "Board") and to further align the interests of non-employee directors with those of the stockholders by providing that a portion of compensation will be linked directly to increases in stockholder value.

B.   EFFECTIVE DATE, DURATION OF PLAN AND TRANSITION RIGHTS

     This Plan shall become effective as of September 30, 1996, subject to the approval of the Plan by the stockholders. The Plan will terminate on September 30, 2001 or such earlier date as determined by the Board or the Compensation Committee of the Board (the "Committee"); provided that no such termination shall affect rights earned or accrued under the Plan prior to the date of termination.

     This Plan supersedes and replaces the General Mills, Inc. Compensation Plan for Non-Employee Directors, effective as of January 1, 1979 (the "1979 Plan"), the General Mills, Inc. Retirement Plan for Non-Employee Directors, effective as of April 28, 1986 (the "1986 Plan") and the General Mills Stock Plan for Non-Employee Directors, effective as of September 17, 1990 (the "1990 Plan"). Participant rights accrued as of September 30, 1996 under the 1979 Plan and the 1990 Plan shall remain in effect but no new rights or benefits shall accrue pursuant to such plans. The 1986 Plan was terminated in February 1996. Participants who have accrued rights under the 1986 Plan shall receive a one time grant of Stock Units ("Stock Units") representing the right to receive shares of General Mills, Inc. Common Stock ($.10 per value) ("Common Stock") equal to the value as of September 30, 1996 of the participant's accrued benefit under the 1986 Plan. The value of each Stock Unit shall be deemed equal to the mean of the high and low price of shares of Common Stock on the New York
Exchange on September 30, 1996. Common Stock issued in respect of Stock Units granted in lieu of accrued benefits under the 1986 Plan shall be distributed commencing on the director's retirement from the Board, on the date or dates elected by the director at least one year prior to the date of his or her retirement from the Board. In the absence of such an election, such Common Stock shall be issued in ten substantially equal annual installments on the January 1 of each year following the year in which the participant ceases to be a director. Each participant awarded Stock Units shall receive, upon distribution, one share of Common Stock for each Stock Unit awarded, and the Company shall issue to and register in the name of each such participant a certificate for that number of shares of Common Stock. Participants receiving Stock Units pursuant to this Part I, Section B. shall have the same rights, protections and limitations as those provided participants receiving Stock Units pursuant to
Part III, Section B.3. and Section C.1. hereof.

C.   PARTICIPATION

     Each member of the Board who is not an employee of the Company at the date compensation is earned or accrued shall be eligible to participate in the Plan.

D.   COMMON STOCK SUBJECT TO THE PLAN

     Common Stock to be issued under this Plan may be made available from the authorized but unissued Common Stock, shares of Common Stock held in the treasury, or Common Stock purchased on the open market or otherwise. Subject to the provisions of the next succeeding paragraph, the maximum aggregate number of shares authorized to be issued under the Plan shall be 250,000.

     In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, securities of a subsidiary of the Company, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock subject to the Plan, (ii) the number of shares of Common Stock subject to outstanding awards under the Plan, and (iii) the grant or exercise price with respect to any option and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option; provided, that the number of shares of Common Stock subject to any option denominated in Common Stock shall always be a whole number.

                                     PART II

                        ANNUAL RETAINER AND MEETING FEES

A.   COMPENSATION STRUCTURE

     1. Each non-employee director shall be entitled to receive an annual retainer and meeting fees as shall be determined from time to time by the Board.

     2. Each non-employee director of the Company may elect by written notice to the Company on or before each annual stockholders' meeting to participate in the compensation alternative provisions of the Plan. Any combination of the alternatives -- Cash, Deferred Cash and/or Common Stock -- may be elected, provided the aggregate of the alternatives elected equals one hundred percent of the non-employee director's compensation at the time of the election.

     3. The election shall remain in effect for a one-year period which shall begin the day of the annual stockholders' meeting and terminate the day before the succeeding annual stockholders' meeting (hereinafter "Plan Year").

     4. The Plan Year shall include four plan quarters (hereinafter "Plan Quarters"). Plan quarters shall correspond to the Company's fiscal quarters.

     5. A director elected to the Board at a time other than the annual stockholders' meeting may elect, by written notice to the Company before such director's term begins, to participate in the compensation alternatives for the remainder of that Plan Year, and elections for succeeding years shall be on the same basis as other directors.

     6. Periodically, the Company shall supply to each participant an account statement of participation under the Plan.

B.   CASH ALTERNATIVE

     1. Each non-employee director who elects to participate under the cash compensation provision of the Plan shall be paid all or the specified percentage of his or her compensation for the Plan Year in cash, and such cash payment shall be made as of the end of each Plan Quarter.

     2. If a participant dies during a Plan Year, the balance of the amount due to the date of the participant's death shall be payable in full to such participant's designated beneficiary, or, if none, the estate as soon as practicable following the date of death.

C.   DEFERRED CASH ALTERNATIVE

     1. Each non-employee director may elect to have all or a specified percentage of his or her compensation for the Plan Year deferred until the participant ceases to be a director.

     2. For each director who has made this deferred cash election, the Company shall establish a deferred compensation account and shall credit such account at the end of each plan quarter for the compensation due. Interest shall be credited to each such account monthly based on the following rates as specified by the Committee from time to time:

          a. the rate of return as from time to time earned by the Fixed Income Fund of the Voluntary Investment Plan of General Mills, Inc. (VIP); or

          b. the rate of return as from time to time earned by the Equity Fund of the VIP; or

          c. any other rates of return of other funds or portfolios established under a qualified benefit plan maintained by the Company which the Minor Amendment Committee, or its delegate, in its discretion, may from time to time establish.

     3. Distribution of the participant's deferred compensation account shall be as follows:

          a. at the time, and in the form of payment, elected by the participant at the time of deferral; or

          b. in the absence of an election at the time of deferral, in ten substantially equal annual installments beginning on January 1 of each year following the year in which the participant ceases to be a director; provided, however, that for compensation earned in Plan Years commencing after December 9, 1996, distributions must be made or commenced by the later of (i) the date the participant attains age 70 and (ii) five years after the director's retirement from the Board.

     4. In the event of the termination of a participant from Board service other than by retirement, the Committee may in its sole discretion require that distribution of all amounts allocated to a participant's deferred compensation account be accelerated and distributed as of the first business day of the calendar year next following termination.

     5. The Company has established a Supplemental Benefits Trust with Norwest Bank Minnesota, N.A. as Trustee to hold assets of the company under certain circumstances as a reserve for the discharge of the Company's obligations as to deferred cash compensation under the Plan and certain other plans of deferred compensation of the Company. In the event of a Change in Control as defined in Part IV hereinbelow, the Company shall be obligated to immediately contribute such amounts to the Trust as may be necessary to fully fund all cash benefits payable under the Plan. Any participant of the Plan shall have the right to demand and secure specific performance of this provision. All assets held in the trust remain subject only to the claims of the Company's general creditors whose claims against the Company are not satisfied because of the Company's bankruptcy or insolvency (as those terms are defined in the Trust Agreement). No participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trust before the assets are paid to the participant and all rights created under the Trust, as under the Plan, are unsecured contractual claims of the participant against the Company.

D.   GMI COMMON STOCK ALTERNATIVE

     1. Each participant may elect to receive all or a specified percentage of his or her compensation in shares of Common Stock, which will be issued at the end of each Plan Quarter.

     2. The Company shall ensure that an adequate number of shares of Common Stock are available for distribution to those participants making this election.

     3. Only whole numbers of shares will be issued, with any fractional share amounts paid in cash.

     4.   For  purposes  of  computing  the  number of shares  earned  each Plan
          Quarter, the value of each share shall be equal to the mean of the high and low price of shares of Common Stock on the New York Stock Exchange on the third Business Day preceding the last day of each Plan Quarter. For the purposes of this Plan, "Business Day" shall mean a day on which the New York Stock Exchange is open for trading.

     5. If a participant dies during a Plan Year, the balance of the amount due to the date of the participant's death shall be payable in full to the participant's designated beneficiary, or, if none, to the participant's estate, in cash, as soon as practicable following the date of death.


                                    PART III

                               STOCK COMPENSATION

A.   NON-QUALIFIED STOCK OPTIONS

     1. Grant of Options. Each non-employee director on the effective date of the Plan (or, if first elected after the effective date of the Plan, on the date the non-employee director is first elected) shall be awarded an option (an "Option") to purchase 2,500 shares of Common Stock. As of the close of business on each successive annual stockholders' meeting date after the date of the original award, each non-employee director re-elected to the Board shall be granted an additional Option to purchase 2,500 shares of Common Stock (or, beginning September 27, 1999, an Option to purchase 5,000 shares of Common Stock). All Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under
          Section 422 of the Internal Revenue Code of 1986, as amended.

     2. Option Exercise Price. The per share price to be paid by the non-employee director at the time an option is exercised shall be 100% of the Fair Market Value of the Common Stock on the date of grant. "Fair Market Value" shall equal the mean of the high and low price for the Common Stock on the New York Stock Exchange on the relevant date or, if the New York Stock Exchange is closed on that date, on the last preceding date on which the Exchange was open for trading.

     3. Term of Option. Each Option shall expire ten (10) years from the date of grant.

     4. Exercise and Vesting of Option. Each Option will vest on the date of the annual stockholders' meeting next following the date the Option is granted. If, for any reason, a non-employee director ceases to serve on the Board prior to the date an Option vests, such Option shall be forfeited and all further rights of the non-employee director to or with respect to such Option shall terminate. If a participant should die while employed by the Company, any vested Option may be exercised by the person designated in such participant's last will and testament or, in the absence of such designation, by the participant's estate and any unvested Options shall vest and become exercisable in a proportionate amount, based on the full months of service completed during the vesting period of the Option from the date of grant to the date of death.

     5. Method of Exercise and Tax Obligations. Each notice of exercise shall be accompanied by the full purchase price of the shares being purchased. Such payment may be made in cash, check, shares of Common Stock valued using the Fair Market Value as of the exercise date or a combination thereof. The Company may also require payment of the amount of any federal, state or local withholding tax attributable to the exercise of an Option or the delivery of shares of Common Stock.

     6. Non-transferability. Except as provided by rule adopted by the Committee, an Option shall be non-assignable and non-transferable by a non-employee director other than by will or the laws of descent and distribution. A non-employee director shall forfeit any Option assigned or transferred, voluntarily or involuntarily, other than as permitted under this subsection.

B.   DEFERRAL OF STOCK OPTION GAINS

     Under the Plan, Participants may defer receipt of the net shares of Common Stock to be issued upon the stock-for-stock exercise of an Option issued hereunder, as well as dividend equivalents on the net shares.

     1. Option Gain Deferral Election. A participant can elect to defer receipt of Net Shares (defined below) of Common Stock resulting from a stock-for-stock exercise of an exercisable Option issued to the participant by completing and submitting to the Company an irrevocable stock option deferral election at least six months in advance of exercising the Option (which exercise must be done on or prior to the expiration of the Option) and, on or prior to the exercise date, delivering personally-owned shares equal in value to the Option exercise price on the date of the exercise. "Net Shares" means the difference between the number of shares of Common Stock subject to the Option exercise and the number of shares of Common Stock delivered to satisfy the Option exercise price. A participant may not revoke an Option gain deferral election after it is received by the Company. A participant may choose to defer receipt of all or only a portion of the Net Shares to be received upon exercise of an Option. If only a portion of the Net Shares is deferred, the balance will be issued at the time of exercise.

     2. Distribution of Deferred Common Stock. At the time of a participant's election to defer receipt of Common Stock issuable upon an Option exercise or upon the election to receive Stock Units as provided in
          Part III, Section C.1. a participant must also select a distribution date and a form of distribution. The distribution date may be any date that is at least one year subsequent to either the exercise date for the related Option or the date of grant in the case of Stock Units granted under Part III, Section C.1. but the distribution must be made or commenced by the later of (i) the date the participant attains age 70 and (ii) five year after the date of the director's retirement from the Board.

          A participant may elect to have deferred Common Stock distributed in a single payment or in substantially equal annual installments for a period not to exceed ten (10) years, or in another form requested by the Participant, in writing, and approved by the Committee. In the absence of an election, Common Stock issued in respect of Stock Units shall be distributed in ten substantially equal annual installments beginning on January 1 of each year following the year in which the participant ceases to be a director. Common Stock issuable under a single Option grant or pursuant to a single grant under Part III, Section C.1. shall have the same distribution date and form of distribution. Notwithstanding the above, the following provisions shall apply:

          a. If an Option as to which a participant has made an Option gain deferral election terminates prior to the exercise date selected by the participant, or if the participant dies or fails to deliver personally-owned shares in payment of the exercise price, then the deferral election shall not become effective.

          b. In the event of the termination of a participant from Board service other than by retirement, the Committee may, in its sole discretion, require that distribution of all Stock Units allocated to a participant's Deferred Stock Unit Accounts (as defined in Part III, Section B.3.a. below) be accelerated and distributed as of the first business day of the calendar year next following the date of termination.

          c. At the time elected by the participant for distribution of Common Stock attributable to allocations under the participant's
               Deferred Stock Unit Accounts, the Company shall cause to be issued to the Participant, within three (3) days of the date of distribution, shares of Common Stock equal to the number of Stock Units credited to the Deferred Stock Unit Account and cash equal to any dividend equivalent amounts which had not been used to "purchase" additional Stock Units as provided below. Prior to distribution and pursuant to any rules the Committee may adopt, a Participant may authorize the Company to withhold a portion of the shares of Common Stock to be distributed for the payment of all federal, state, local and foreign withholding taxes required to be collected in respect of the distribution.

     3.   Deferred Stock Unit Accounts and Dividend Equivalents.

          a. A deferred stock unit account ("Deferred Stock Unit Account") will be established for each Option grant covered by a participant election to defer the receipt of Common Stock under
               Part III, Section B.1. above and, for each Net Share deferred, a Stock Unit will be credited to the Deferred Stock Unit Account as of the date of the Option exercise. A Deferred Stock Unit Account will also be established each time a participant elects to receive Stock Units pursuant to Part III, Section C.1. hereof. Participants may make an election to receive dividend equivalents on Stock Units in cash or reinvest such amount, and any change to such election shall become effective six months after the date of the change. If the amounts are reinvested, on each dividend payment date for the Company's Common Stock, the Company will credit each Deferred Stock Unit Account with an amount equal to the dividends paid by the Company on the number of shares of Common Stock equal to the number of Stock Units in the Deferred Stock Unit Account. Dividend equivalent amounts credited to each Deferred Stock Unit Account shall be used to "purchase" additional Stock Units for the Deferred Stock Unit Account at a price equal to the mean of the high and low price of the Common Stock on the New York Stock Exchange on the dividend date. No fractional Stock Units will be credited. The Committee may, in its sole discretion, direct either that all dividend equivalent amounts be paid currently or all such amounts be reinvented if, for any reason, such Committee believes it is in the best interest of the Company to do so. If the participant fails to make an election, the dividend equivalent amounts shall be reinvested. Periodically, each participant will receive a statement of the number of Stock Units in his or her Deferred Stock Unit Account(s).

          b. Participants who elect under the Plan to defer the receipt of Common Stock issuable upon the exercise of Options or elect to receive Stock Units under Part III, Section C.1. below will have no rights as stockholders of the Company with respect to allocations made to their Deferred Stock Unit Account(s), except the right to receive dividend equivalent allocations under Part III, Section B.3.a. above. Stock Units may not be sold,
               transferred,   assigned,   pledged  or  otherwise  encumbered  or
               disposed.

C.   RESTRICTED STOCK AND STOCK UNITS

     1. Awards. Until September 27, 1999, on the effective date of the Plan (or, if a non-employee director is first elected after the effective date of the Plan, on the date the non-employee director is first elected) and at the close of business on each successive annual stockholders' meeting date, each non-employee director may elect to receive either (i) an award of five hundred (500) shares of Restricted Stock subject to vesting and restricted as described in subsection 2 hereof (the "Restricted Stock") or (ii) an award of five hundred
          (500)Stock Units, subject to vesting as provided in subsection 2. Only non-employee directors re-elected to the Board shall be entitled to a grant under this Section III. C.1. of Restricted Stock or Stock Units awarded at the close of business on an annual meeting date after the date of the original grant to the non-employee director. Beginning September 27, 1999, only Stock Units and not Restricted Stock will be awarded under the Plan.

     2. Vesting of and Restrictions on Restricted Stock and Stock Units. A participant's interest in the Restricted Stock and Stock Units shall vest on the date of the annual stockholders' meeting next following the date of the award of the Restricted Stock or Stock Units (the "Restricted Period"). If, for any reason, a non-employee director ceases to serve on the Board prior to the date the non-employee director's interest in a grant of Restricted Stock or Stock Units vests, such Restricted Stock and Stock Units shall be forfeited and all further rights of the non-employee director to or with respect to such Restricted Stock or Stock Units shall terminate. A participant who dies prior to the vesting of Restricted Stock or Stock Units shall vest in a proportionate number of shares of Restricted Stock or Stock Units, based on the full months of service completed during the vesting period of the Restricted Stock or Stock Units from the date of grant to the date of death. Restricted Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until the Restricted Period has expired and Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed until such time as share certificates for Common Stock are issued to the participants.

     3.   Distribution of Stock Units.

          a. Each participant electing the award of Stock Units under Part III, Section C.1. above must select a date of distribution and form of distribution as provided under Part III, Section B.2. The participant may also elect to have dividend equivalents payable on Stock Units paid currently or reinvested in Stock Units as provided under Part III, Section B.3.

     4. Other Terms and Conditions. Any shares of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of stock certificates, and may be held in escrow. Each participant granted Restricted stock shall have all rights as a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. The Company may require payment of the amount of any federal, state or local withholding tax attributable to the constructive or actual delivery of shares of Common Stock pursuant to the terms of this Agreement.

D.   GENERAL PROVISIONS FOR DEFERRED CASH, OPTION GAINS AND RSU's

     The following provisions shall apply to the deferral of cash compensation described in Part II, Section C hereof, the deferral of receipt of Common Stock issued upon exercise of Options described in Part III, Section B hereof and the treatment of Stock Units granted under Part III, Section C hereof.

     1. A participant may, at any time prior or subsequent to the commencement of benefit payments or distribution of Common Stock in respect of Stock Units under this Plan, elect in writing to have his or her form of distribution under this Plan changed to an immediate single distribution which shall be made within one (1) business day of receipt by the Company of such request in the case of deferred cash and three (3) business days in the case of Common Stock; provided that the cash amount or number of shares of Common Stock subject to such single distribution shall be reduced by an amount or number of shares of Common Stock equal to the product of (X) the rate for set forth in Statistical Release H.15(519), or any successor publication, as published by the Board of Governors of the Federal Reserve System for one-year U.S. Treasury notes under the heading "Treasury Constant Maturities" for the first day of the calendar month in which the request for a single sum distribution is received by the Company and
          (Y) either (i) as to a cash distribution, the total single sum distribution otherwise payable (based on the value of the account as of the first day of the month in which the single sum amount is paid, adjusted by a pro-rata portion of the specified rate of return for the prior month in which the single sum is paid, determined by multiplying the actual rate of return for such prior month by a fraction, the numerator of which is the number of days in the month in which the request is received prior to the date of payment, and the denominator of which is the number of days in the month), or (ii) as to a distribution of Common Stock in respect of Stock Units, the number of Stock Units held on behalf of the participant multiplied by the mean of the high and low price of shares of Common Stock on the New York Stock Exchange on the date of the request or, if the date of the request is not a Business Day, on the Business Day preceding the date of the request.

     2. In the event of a severe financial hardship occasioned by an emergency, including, but not limited to, illness, disability or personal injury sustained by the participant or a member of the participant's immediate family, a participant may apply to receive a distribution, including a distribution of Common Stock in respect of Stock Units, earlier than initially elected. The Committee may, in its sole discretion, either approve or deny the request. The determination made by the Committee will be final and binding on all parties. If the request is granted, the distributions will be accelerated only to the extent reasonably necessary to alleviate the financial hardship.

     3. If the death of a participant occurs before a full distribution of deferred cash amounts or Common Stock in respect of Stock Units is made, a single distribution shall be made to the beneficiary designated by the participant to receive such amounts. This distribution shall be made as soon as practical following notification that death has occurred. In the absence of any such designation, the distribution shall be made to the personal representative, executor or administrator of the participant's estate.

     4. As to all previous and future Plan years, and subject to the last sentence of the first paragraph of Part III, Section B.2. hereof, a participant who (a) has elected a distribution date and distribution in either a single distribution or substantially equal installments and (b) is not within twelve (12) months of the date that such deferred amount, deferred Common Stock or the first installment thereof would be distributed under this Plan, shall be permitted to make no more than two amendments to the initial election to defer distributions such that his or her distribution date is either in the same calendar year as the date of the distribution which would have been made in the absence of such election amendment(s) or is at least one year after the date of the distribution which would have been made in the absence of such election amendment(s). A participant satisfying the conditions set forth in the preceding sentence may also amend such election so that his or her form of distribution is changed to substantially equal annual installments for a period not to exceed ten
          (10) years or is changed to a single distribution.

     5. Notwithstanding any other provision of this Plan to the contrary, the Committee, by majority approval, may, in its sole discretion, direct that distributions be made before such distributions are otherwise due if, for any reason (including, but not limited to, a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his or her delegate, or a decision by a court of competent jurisdiction involving a participant or beneficiary), it believes that a participant or beneficiary has recognized or will recognize income for federal income tax purposes with respect to distributions that are or will be payable to such participants under the Plan before they are paid to him. In making this determination, the Committee shall take into account the hardship that would be imposed on the participant or beneficiary by the payment of federal income taxes under such circumstances.

E.   CHANGE OF CONTROL

     Stock Options granted under the Plan will become immediately exercisable, restrictions on the Restricted Stock will lapse and Common Stock and dividend equivalents to be issued in respect of Stock Units will be immediately distributed upon the occurrence of a "Change of Control" as defined in Part IV hereinbelow.


                                     PART IV

                                 ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have full power to interpret the Plan, formulate additional details and regulations for carrying out the Plan and amend or modify the Plan as from time to time it deems proper and in the best interests of the Company, provided that after a "Change in Control" no amendment, modification of or action to terminate the Plan may be made which would affect compensation earned or accrued prior to such amendment, modification or termination without the written consent of a majority of participants determined as of the day before a "Change in Control." Any decision or interpretation adopted by the Committee shall be final and conclusive. A "Change of Control" means:

     1. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934
          Act) of voting securities of the Company where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Company Voting Securities; or

     2. Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     3. The approval by the shareholders of the Company of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business combination of the Outstanding Company Voting Securities,
          (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     4. Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


                                     PART V

                              ADDITIONAL PROVISIONS

A.   GOVERNING LAW

     The validity, construction and effect of the Plan and any such actions taken under or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

B.   NOTICES

     Unless otherwise notified, all notices under this Plan shall be sent in writing to the Company, attention Corporate Compensation, P.O. Box 1113, Minneapolis, Minnesota 55440. All correspondence to the participants shall be sent to the address which is their recorded address as listed on the election forms.


Effective as of September 30, 1996
As amended  December 9, 1996
As amended April 2, 1998
As amended June 22, 1998
As amended June 28, 1999